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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K/A on the December 31, 1999 consolidated financial statements of INT'L.com, Inc., as restated, into Lionbridge Technologies, Inc.'s previously filed Form S-8 Registration Statement Nos. 333-91179 and 333-38996. It should be noted that we have not audited any financial statements of INT'L.com, Inc. subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.



/s/ Arthur Andersen LLP
Boston, Massachusetts
July 31, 2000